UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 14, 2013
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RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)
000-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 626-3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets
Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On February 14, 2013, Rainmaker Systems, Inc. (the "Company") received a Staff determination letter (the “Determination Letter”) from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it did not comply with the minimum stockholders' equity requirement for continued listing on the Nasdaq Capital Market as set forth in Nasdaq Marketplace Rule 5550(b)(1) (the "Continued Listing Requirement"), and that the Staff had determined to deny the Company's request for continued listing on the Nasdaq Capital Market.
As previously disclosed, on November 12, 2012, the Company received a notification letter from the Staff indicating that the Company was not in compliance with the Continued Listing Requirement because the Company did not meet the minimum stockholders' equity requirement of $2,500,000, nor the alternatives of market value of listed securities or net income from continuing operations.
The Company intends to appeal the Staff's determination to the Nasdaq Listing Qualifications Panel (the “Panel”) and timely request a hearing before the Panel within seven calendar days of receipt of the Determination Letter, which will stay the suspension of trading and de-listing of the Company's common stock while the appeals process is pending. Accordingly, the common stock will continue to trade on the Nasdaq Capital Market pending the Panel's decision.
The Determination Letter states that if the Company requests an appeal, the Company will be asked to provide the Panel with a plan to regain compliance with the Continued Listing Requirement. The Company's plan would include a discussion of the events that the Company believes will enable it to timely regain compliance.

Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits. None.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

February 14, 2013	/s/ Mallorie Burak
Date	(Signature)
By: Mallorie Burak
Title: Chief Financial Officer